Exhibit 3.1

                                   FORM OF RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                             GRAND COURT LIFESTYLES, INC.

                       (Pursuant to Section 245 of the General
                      Corporation Law of the State of Delaware)


                    GRAND COURT LIFESTYLES, INC., a corporation organized

          and existing under the laws of the State of Delaware, hereby certifies as follows:

                    1.   The original Certificate of Incorporation of the

          Corporation was filed with the Secretary of State of the State of

          Delaware on January 25, 1996.

                    2.   The original Certificate of Incorporation of the

          Corporation was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on February 20,

          1996.

                    3.   The original Certificate of Incorporation of the

          Corporation was further amended by a Certificate of Amendment filed with the Secretary of State of Delaware on May 21, 1996.

                    4.   This Restated Certificate of Incorporation amends,

          restates and integrates the provisions of the original

          Certificate of Incorporation of the Corporation as amended to the date hereof, and was duly adopted in accordance with the

          provisions of Section 245 of the General Corporation Law of the

          State of Delaware.

                    5.   The text of the Certificate of Incorporation is

          hereby restated to read in its entirety as follows:


                                      ARTICLE I
                                      ---------

             The name of the Corporation is Grand Court Lifestyles, Inc.

                                      ARTICLE II
                                      ----------

                    The address of the Corporation's registered office in

          the State of Delaware is 9 East Loockerman Street, City of Dover,

          County of Kent, Delaware 19901.  The name of its registered agent at such address is National Corporate Research, Ltd.

                                     ARTICLE III
                                     -----------

                    The nature of the business or purposes to be conducted

          or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the

          General Corporation Law of the State of Delaware.

                                      ARTICLE IV
                                      ----------

                    Section 4.1.  Authorized Capital.  The total number of
                                  ------------------

          shares of all classes of stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares,

          consisting of:

                         (a)  Fifteen Million (15,000,000) shares of

          preferred stock, $.0001 par value (the "Preferred Stock"), and

                         (b)  Forty Million (40,000,000) shares of common

          stock, $.01 par value ("Common Stock").

                    Section 4.2.  Preferred Stock.  Shares of the preferred
                                  ---------------

          stock of the Corporation may be issued by the Board of Directors,

          without stockholder approval, from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof.  Each such class or series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such other relative rights, powers and preferences,

          including, without limitation, the dividend rate, conversion rights, if any, redemption price and liquidation preference, and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of preferred stock as may be adopted from time to time by the Board of Directors or a

          committee thereof prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                    Section 4.3.  Common Stock.  The powers, rights and
                                  ------------

          other matters relating to the Common Stock are as follows:

                         (a)  Dividends.  Subject to the limitations set
                              ---------

          forth in this Article IV, dividends may be paid on Common Stock out of any funds legally available for that purpose, when, as and if declared by the Board of Directors.

                         (b)  Liquidation Rights.  In the event of any
                              ------------------

          liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of outstanding shares having superior liquidation preferences to

          Common Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of all classes of Common Stock shall be entitled to receive pro rata,

          according to the number of shares held by them, the remaining assets of the Corporation legally available for distribution to the stockholders.

                         (c)  Voting Rights.  (1)  Except as set forth in
                              -------------

          or provided for by this Article IV or as by statute or otherwise mandatorily provided, the holders of the outstanding shares of

          Common Stock shall exclusively possess full voting powers for the election of directors of the Corporation and for all other corporate purposes.

                         (2)  Any action required or permitted to be taken

          at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-Laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the General Corporation Law of the State of Delaware.

                         (3)  Special meetings of the stockholders of the

          Corporation for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of

          Directors.  Special meetings of the stockholders of the

          Corporation may not be called by any other Person or Persons.

                         (d)  Definitions.  For purposes of Article IV of
                              -----------

          this Restated Certificate of Incorporation:

                         "Person" means an individual, a
                          ------

                    partnership, a joint venture, a corporation, an

                    association, a trust, or any other entity or

                    organization.

                                      ARTICLE V
                                      ---------

                    In furtherance and not in limitation of the powers

          conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, alter or repeal its By-Laws.

          In addition, the By-Laws may be made, altered, amended, changed or repealed by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66-2/3% of the outstanding Common Stock entitled to vote thereon.

                                      ARTICLE VI
                                      ----------

                    Election of directors need not be by written ballot

          unless the By-Laws of the Corporation shall so provide.

                                     ARTICLE VII
                                     -----------

                    Whenever a compromise or arrangement is proposed

          between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of

          Delaware may, on the application in a summary way of the

          Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the

          Corporation under the provisions of Section 291 of Title 8 of the

          Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code,

          order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be,

          and also on the Corporation.

                                     ARTICLE VIII
                                     ------------

                    A director of the Corporation shall not be personally

          liable to the Corporation or its stockholders for monetary damages for injury resulting from a breach of his fiduciary duty as a director, except for liability (i) for injury resulting from a breach of his duty of loyalty to the Corporation and its stockholders, (ii) for injury resulting from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware

          General Corporation Law, as the same exists or hereafter may be amended, or (iv) for injury resulting from any transaction from which the director derives an improper personal benefit.  If the

          Delaware General Corporation Law hereafter is amended so as to authorize the further elimination or limitation of the liability of directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, then the liability of a director of the Corporation for monetary damages,

          in addition to the limitation on personal liability provided in the preceding sentence, shall automatically, by virtue hereof and without any further action on the part of the Corporation or its stockholders, be further limited so as to be limited to the fullest extent permitted by the Delaware General Corporation Law.

          Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not

          adversely affect any limitation on the personal liability of a director of the Corporation with regard to actions taken or omitted before such repeal or modification.

                                      ARTICLE IX
                                      ----------

                    The Corporation shall indemnify any person who was or

          is a party or is threatened to be made a party to any threatened,

          pending or complete action, suit or proceeding, whether civil,

          criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

          Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other

          enterprise, against expenses (including attorneys' fees),

          judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by statute.  Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the

          Corporation in advance of the final disposition of such action,

          suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

          The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking

          indemnification may be entitled under this Restated Certificate of Incorporation or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                      ARTICLE X
                                      ---------

                    Notwithstanding anything contained in this Restated

          Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock shall be required to amend, repeal, or adopt any provision inconsistent with Sections 4.3(c)(2) or 4.3(c)(3) of

          Article IV, Article V or this Article X of this Restated

          Certificate of Incorporation.

                    IN WITNESS WHEREOF, this Restated Certificate of

          Incorporation has been executed on behalf of the Corporation this

               day of             , 1997.
          ----        ------------


                                        GRAND COURT LIFESTYLES, INC.




                                        By:
                                           --------------------------------
                                             Bernard M. Rodin, President




          Attest:




          ----------------------------
          Keith E. Marlowe, Secretary